    As filed with the Securities and Exchange Commission on September 10, 2001
                                                     Registration No. 333-______

--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 _____________

                        SBA COMMUNICATIONS CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)
                                 _____________

                                    Florida
        (State or Other Jurisdiction of Incorporation or Organization)

                                  65-0716501
                     (I.R.S. Employer Identification No.)

     One Town Center Road
     Third Floor
     Boca Raton, Florida                                         33486
  (Address of Principal Executive Offices)                       (Zip Code)

         SBA COMMUNICATIONS CORPORATION 2001 EQUITY PARTICIPATION PLAN
                           (Full Title of the Plan)
                                 _____________

                               Jeffrey A. Stoops
                                   President
                        SBA Communications Corporation
                             One Town Center Road
                                  Third Floor
                           Boca Raton, Florida 33486
                    (Name and Address of Agent For Service)

                                (561) 995-7670
         (Telephone Number, Including Area Code, of Agent For Service)

                                   Copy to:
                             Robert C. Boehm, Esq.
                      Akerman, Senterfitt & Eidson, P.A.
                       One S.E. Third Avenue, 28th Floor
                             Miami, Florida 33131
                                (305) 374-5600
                                 _____________

                        Calculation of Registration Fee

 --------------------------------------------------------------------------------------------------------------
                                               Proposed           Proposed
                                               Maximum            Maximum
  Title of Securities     Amount To Be         Offering Price     Aggregate              Amount of
  To Be Registered        Registered /(1)/     Per Share /(2)/    Offering Price         Registration Fee/(2)/
  ----------------        ----------------     ---------------    --------------         ---------------------
 --------------------------------------------------------------------------------------------------------------
  Class A Common Stock    5,000,000 shares     $10.79             $53,950,000            $13,488
 --------------------------------------------------------------------------------------------------------------

___________
(1) This Registration Statement shall also cover any additional shares of Class A common stock which become issuable under the 2001 Equity Participation Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of SBA Communications Corporation's outstanding shares of Class A common stock.
(2) Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling prices per share of Class A common stock of SBA Communications Corporation on September 7, 2001, as reported by The Nasdaq National Market.

--------------------------------------------------------------------------------

                                    Part I
             Information Required in the Section 10(a) Prospectus

          The documents containing the information specified in Part I of this Registration Statement will be sent or given to all persons who participate in our 2001 Equity Participation Plan (the "2001 Plan"), as specified by Rule 428(b)(1) of the Securities Act. These documents are not required to be filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    Part II
              Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference

          The following documents filed with the Commission by us are incorporated by reference herein:

Commission Filing (File No. 000-30110)                                      Period Covered or Date of Filing
--------------------------------------                                      --------------------------------
Annual Report on Form 10-K.....................................             Year ended December 31, 2000
Quarterly Reports on Form 10-Q.................................             Quarters ended March 31, 2001 and
                                                                            June 30, 2001
Current Reports on Form 8-K....................................             January 22, 2001, February 1, 2001, April
                                                                            19, 2001, May 3, 2001, May 10, 2001, May
                                                                            10, 2001, May 16, 2001, July 19, 2001 and
                                                                            August 10, 2001
Description of our Class A Common Stock contained in
Registration Statement on Form 8-A and any amendment or
report filed for the purpose of updating such description......             June 9, 1999
All subsequent documents filed by us under Sections 13(a),
13(c), 14 and 15(d) of the Exchange Act prior to the filing
of a post-effective amendment which indicates that all
securities offered hereby have been sold or which deregisters
all securities then remaining unsold...........................             After the date of this Registration Statement

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

          Under Section 607.0831 of the Florida Business Corporation Act (the "FBCA"), a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director; and (2) the director's breach of, or failure to perform, those duties constitutes: (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (c) a circumstance under which the liability provisions of s.
607.0834 are applicable; (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

     Under Section 607.0850 of the FBCA, a corporation has the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     In addition, under Section 607.0850 of the FBCA, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Under Section 607.0850 of the FBCA, the indemnification and advancement of expenses provided pursuant to Section 607.0850 of the FBCA are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of s. 607.0834 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

        Our articles of incorporation provide that we shall, to the fullest extent permitted by applicable law and our by-laws, as amended from time to time, indemnify all of our officers and directors.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

Exhibit No.    Exhibits
-----------    --------

5.1 Opinion of Akerman, Senterfitt & Eidson, P.A. regarding the legality of the Class A common stock being registered.

10.33          SBA Communications Corporation 2001 Equity Participation Plan.

23.1           Consent of Arthur Andersen LLP.

23.2           Consent of Akerman, Senterfitt & Eidson, P.A. (included in
               Exhibit 5.1).

24.1 Power of Attorney of certain directors and officers of SBA (set forth on the signature page of this Registration Statement).
__________

Item 9.  Undertakings

(a)  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  Signatures

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 10th day of September, 2001.


                                 SBA COMMUNICATIONS CORPORATION


                                 By: /s/ Steven E. Bernstein
                                     --------------------------------------
                                     Name:  Steven E. Bernstein
                                     Title: Chairman and Chief Executive Officer


                               Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jeffrey A. Stoops and John Marino, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the registrant's Registration Statement on Form S-8 under the Securities Act of 1933, including to sign the Registration Statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, and any and all amendments or supplements to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                                  ____________

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                            Date
---------                    -----                                            ----

/s/ Steven E. Bernstein      Chairman, Chief Executive Officer and Director   September 10, 2001
-----------------------
Steven E. Bernstein


/s/ Jeffrey A. Stoops        President and Director                           September 10, 2001
---------------------
Jeffrey A. Stoops


/s/ John Marino              Chief Financial Officer                          September 10, 2001
---------------
John Marino


/s/ John F. Fiedor           Chief Accounting Officer                         September 10, 2001
------------------
John F. Fiedor


/s/ Donald B. Hebb, Jr.      Director                                         September 10, 2001
-----------------------
Donald B. Hebb, Jr.


/s/ C. Kevin Landry          Director                                         September 10, 2001
-------------------
C. Kevin Landry


/s/ Richard W. Miller        Director                                         September 10, 2001
---------------------
Richard W. Miller


/s/ Robert S. Picow          Director                                         September 10, 2001
-------------------
Robert S. Picow

                                 Exhibit Index


Exhibit
Number       Description
------       -----------

5.1 Opinion of Akerman, Senterfitt & Eidson, P.A. regarding the legality of the Class A common stock being registered.
10.33        SBA Communications Corporation 2001 Equity Participation Plan.
23.1         Consent of Arthur Andersen LLP.